IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the
SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

                                      Structural and Collateral Term Sheet
_____________________________________________________________________________________________________________

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the Offered  Certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those Offered Certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

February 27, 2007

Important notice about information presented in any final term sheet for any class of Offered
Certificates, the term sheet supplement and the related base prospectus with respect to the Offered
Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide progressively more detail:

         o        the  related  base   prospectus,   dated  December  6,  2006,   which  provides  general
                  information, some of which may not apply to the Offered Certificates;

         o        the term sheet  supplement,  dated February 8, 2007, which provides general  information about series of  certificates  issued  pursuant to the  depositor's QH program,  some of which may not apply to the Offered Certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  Offered
                  Certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the Offered  Certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  Offered  Certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the Offered  Certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the Offered  Certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of Offered  Certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The Offered  Certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the Offered  Certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the Offered  Certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                       $348,425,000 of Offered Certificates
                                        RALI Series 2007-QH2 Trust - Issuer
                                   Residential Accredit Loans, Inc. - Depositor
                         Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH2

Description of the Offered Certificates

---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
                    Approximate
                    Certificate                                Credit            Initial          Estimated
                     Principal             Ratings          Enhancement     Pass-Through Rate     Avg. Life    Principal Payment
 Certificates     Balance ($) (1)       (Moody's/S&P)      Percentage(2)           (3)            (yrs) (4)        Window (4)
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      A-1            197,814,000           Aaa/AAA             43.51%         LIBOR + 0.14%         3.26         Mar07 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      A-2           82,422,000             Aaa/AAA             19.97%         LIBOR + 0.17%         3.26         Mar07 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      A-3           49,454,000             Aaa/AAA             5.85%          LIBOR + 0.22%         3.26         Mar07 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-1            7,879,000             Aa1/AA              3.60%          LIBOR + 0.36%         6.11         Sep10 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-2            1,751,000             Aa2/AA-             3.10%          LIBOR + 0.38%         6.10         Sep10 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-3            1,751,000             Aa2/A+              2.60%          LIBOR + 0.45%         6.10         Sep10 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-4            1,751,000             Aa3/A-              2.10%          LIBOR + 0.52%         6.06         Sep10 - Aug15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-5            1,751,000             A2/BBB+             1.60%          LIBOR + 1.05%         5.86         Sep10 - Jan15
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-6            1,926,000             A3/BBB-             1.05%          LIBOR + 1.50%         5.51         Sep10 - Feb14
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------
      M-7            1,926,000             Baa2/NR             0.50%          LIBOR + 1.50%         4.79         Sep10 - Mar13
---------------- ------------------ ---------------------- --------------- -------------------- -------------- -------------------

     (1) The Certificate  Principal  Balances are based on scheduled balances of the Mortgage Loans as of the Cut-Off Date.
     (2) Includes fully funded  overcollateralization  of approximately 0.50%. The Class A-1 Certifcates and Class A-2 Certificates  will each be a super senior class.  The Class A-2 Certificates  will be entitled to  additional  credit  support from the Class A-3  Certificates,  and the Class A-1
         Certificates  will be entitled to additional  credit support from the Class A-2 Certificates and
         Class A-3 Certificates.
     (3) The  Pass-Through  Rates  for the Class  A-1,  Class  A-2 and  Class  A-3  Certificates  will be adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the related  margin  (which margin  will be  multiplied  by 2.0 on or after  the  first  distribution  date  after the first possible  Optional  Clean Up Call Date) and; (ii) the Net Rate Cap (as defined  herein) for that
         Distribution  Date The  Pass-Through  Rates for the Class M  Certificates  (as  defined  herein)
         will be adjustable  rates equal to the lesser of of (i) one-month  LIBOR plus the related margin
         (which  margin  will be  multiplied  by 1.5 on or after the first  distribution  date  after the first possible  Optional  Clean Up Call Date) and (ii) the Net Rate Cap (as defined  herein) for that Distribution Date.
     (4) Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)
---------------------------------------------------------- --------------------
Aggregate Principal Balance                                    $350,176,039.74
---------------------------------------------------------- --------------------
Average Loan Balance                                               $381,455.38
---------------------------------------------------------- --------------------
Number of Loans                                                            918
---------------------------------------------------------- --------------------
Weighted Average Months to Roll                                             59
---------------------------------------------------------- --------------------
Weighted Average Term to Maturity                                          359
---------------------------------------------------------- --------------------
Gross WAC                                                               7.261%
---------------------------------------------------------- --------------------
Weighted Average Expense Rate before Reset                              0.425%
---------------------------------------------------------- --------------------
Net WAC                                                                 6.836%
---------------------------------------------------------- --------------------
Minimum Coupon                                                          5.750%
---------------------------------------------------------- --------------------
Maximum Coupon                                                          8.000%
---------------------------------------------------------- --------------------
Maximum Rate                                                            9.950%
---------------------------------------------------------- --------------------
Gross Margin                                                            2.250%
---------------------------------------------------------- --------------------
Net Margin                                                              1.825%
---------------------------------------------------------- --------------------
Pre Payment Penalty                                                     82.81%
---------------------------------------------------------- --------------------
One Year Hard Prepayment Penalties                                      26.43%
---------------------------------------------------------- --------------------
Three Year Hard Prepayment Penalties                                    50.79%
---------------------------------------------------------- --------------------
One-Month LIBOR Indexed Percent                                          5.46%
---------------------------------------------------------- --------------------
MTA Indexed Percent                                                     93.68%
---------------------------------------------------------- --------------------
One-Year LIBOR Indexed Percent                                           0.85%
---------------------------------------------------------- --------------------
FICO                                                                       715
---------------------------------------------------------- --------------------
Cash Out Refinance Percent                                              52.28%
---------------------------------------------------------- --------------------
California Percent                                                      55.47%
---------------------------------------------------------- --------------------
Primary Residence Percent                                               88.39%
---------------------------------------------------------- --------------------
Single Family and PUD Percent                                           88.90%
---------------------------------------------------------- --------------------
Single Largest Zip Code Percent                                          0.68%
---------------------------------------------------------- --------------------
Largest Individual Loan Balance                                  $2,364,195.98
---------------------------------------------------------- --------------------
Original Loan-to-Value Ratio                                            73.54%
---------------------------------------------------------- --------------------
Combined Loan-to-Value Ratio                                            77.96%
---------------------------------------------------------- --------------------
Final Maturity Date                                                   2/1/2037
---------------------------------------------------------- --------------------

     (1) All percentages calculated herein are percentages of scheduled principal balances as of the
         Cut-Off Date.

Features of the Transaction

  o  Offering  consists  of  certificates  totaling  approximately  $348,425,000,  of which  approximately
     $329,690,000 will be rated Aaa/AAA by Moody's and S&P, respectively.

  o  The amount of credit support for the Class A-1  Certificates  will be approximately  43.51%,  for the
     Class  A-2  Certificates  will be  approximately  19.97%,  for the  Class  A-3  Certificates  will be approximately  5.85%, for the Class M-1 Certificates  will be approximately  3.60%, for the Class M-2
     Certificates  will be  approximately  3.10%,  for the Class M-3  Certificates  will be  approximately
     2.60%,  for the Class M-4 Certificates  will be  approximately  2.10%, for the Class M-5 Certificates will be  approximately  1.60%, for the Class M-6  Certificates  will be approximately  1.05%, and for the Class M-7 Certificates will be approximately 0.50%.

  o  The collateral consists primarily of 30-year hybrid  adjustable-rate  negative  amortization mortgage loans secured by first liens on one- to four-family  residential  properties  acquired by Residential
     Funding  Company,  LLC. The mortgage  rate on each  mortgage  loan is  adjustable,  after a specified period after origination during which the mortgage rate is fixed,  based on the MTA index,  one-month
     LIBOR index or one-year  LIBOR index.  The initial  fixed rate period for all mortgage  loans will be five years.

  o  This  transaction  will contain a swap  agreement with an initial swap notional  amount  beginning on the April 2007  Distribution  Date of  approximately  $335,702,488.  The swap  notional  amount  will amortize in accordance with the swap schedule.  Under the swap agreement,  on each  Distribution Date prior to the  termination  of the swap  agreement  (except  for the  first  Distribution  Date),  the supplemental  interest  trust  will be  obligated  to pay an amount  equal to the a per annum rate of
     5.300%  (on an  actual/360  basis)  on  the  swap  notional  amount  to the  swap  provider  and  the supplemental  interest  trust will be  entitled  to  receive  an amount  equal to a per annum rate of one-month  LIBOR (on an actual/360  basis) on the swap notional  amount from the swap  provider.  See page 21 for swap agreement details.

Time Table

Cut-Off Date:           February  1, 2007

Closing Date:           February 27, 2007

Distribution Date:      25th of each month or the next business day if such day is not a business day.

First Distribution      March 26, 2007
Date:

Assumed Final           The distribution date occurring in March 2037.  The actual final distribution date could be
Distribution Date:      substantially earlier.

Key Terms

Issuer:                 RALI Series 2007-QH2 Trust

Depositor:              Residential Accredit Loans, Inc.

Lead Underwriter:       Goldman, Sachs & Co.

Co-Manager:             Residential Funding Securities, LLC, a wholly owned subsidiary of Residential Funding Company, LLC

Master Servicer:        Residential Funding Company, LLC

Trustee:                Deutsche Bank Trust Company Americas

Supplemental Interest   Deutsche Bank Trust Company Americas
Trust Trustee:

Significant Servicers:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        HomeComings Financial, LLC, a wholly-owned subsidiary of the Master Servicer.

Swap  Provider:         TBD

Rating Agencies:        Moody's Investor Services, Inc. and Standard & Poor's, a division of the McGraw Hill Companies, Inc, .

Type of Issuance:       Public for all the Offered Certificates.

Offered Certificates:   Class A Certificates and Class M Certificates

Class A Certificates:   Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

LIBOR Certificates:     Class A Certificates and Class M Certificates

Servicer Advancing:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:             0 day delay on the LIBOR Certificates

Prepayment Period:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.

Day Count:              Actual/360 basis for the LIBOR Certificates

Interest Accrual        For the LIBOR Certificates from the prior Distribution Date to the day prior to the current
Period:                 Distribution Date except for the initial interest accrual period for which interest will accrue from the Closing Date.

Compensating Interest:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          o 0.125% multiplied by
                                          o one-twelfth multiplied by
                                          o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment      A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25% per annum of the then
Assumption:             outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Excess Spread:
                        The initial weighted average adjusted net mortgage rate of the mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date and initial marketing spreads:

                        Initial Gross WAC(1):                                                7.261%
                        Less Fees & Expenses:                                            0.425%
                        Net WAC(1):                                                          6.836%
                        Less Initial Offered Certificate Coupon (Approx.) (2):               5.480%
                        Initial Excess Spread(1)(2)(3):                                      1.356%

                            (1) This amount will vary on each Distribution Date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.
                            (2) Assumes one-month LIBOR equal to 5.320% per annum, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Offered Certificates as well as any changes in day count.
                            (3) For any Distribution Date when the swap agreement is in effect, the excess spread will increase or decrease by the swap inflow or outflow for that Distribution Date.  If the swap agreement were in effect for  the first Distribution Date, given an assumption of one-month
                                LIBOR equal to the 5.320% per annum, a swap rate of 5.300% per annum and a swap notional for the first month equal to the initial aggregate certificate principal balance of the offered certificates, excess spread would increase by 0.020%.

Collateral Description: As of February 1, 2007, the aggregate principal balance of the mortgage loans described herein is approximately $350,176,040.  The interest rates on the mortgage loans adjust monthly based on the
                        Mortgage Index plus the respective margin subject to lifetime caps (minimum payment change will be limited to no more than 7.5% of the previous payment amount prior to any recasts), after an initial fixed rate period generally of five years. The minimum monthly payment for the mortgage loans will (i)
                        adjust annually during the period that commences on the date on which the initial fixed rate period expires and ends on the scheduled recast date and (ii) adjust monthly after the scheduled recast date, in each case, subject to maximum interest rates, payments caps and other limitations. Prior to the scheduled recast date (which is the tenth anniversary of the first payment date) or the unscheduled recast date (which is the date on which the negative amortization limit is reached), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid.
                        That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan and may also be referred to as negative amortization.  In addition, beginning initially upon the earlier to occur of the scheduled recast date or the unscheduled recast date, the monthly payment due on that mortgage loan will be recast. If the mortgage loan is recast as a result of the occurrence of the scheduled recast date, the mortgage loan will be recast in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. If the mortgage loan is recast as a result of the occurrence of the unscheduled recast date, the mortgage loan will be recast so that the minimum monthly payment will be an interest-only payment until the day on which the scheduled recast date occurs. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the increased principal balances.

                        Each month prior to recast, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above.  Those payment options will include (i)
                        interest only payment; (ii) full amortization payment - the amount necessary to pay the loan off
                        (including all principal and interest) on the maturity date in substantially equal installments at the interest rate effective during the preceding month; and (iii) accelerated payment - the amount necessary to pay the loan off (including all principal and interest) within a fifteen (15) year period from the first payment due date in substantially equal installments at the interest rate effective during the preceding month. Those payment options will only be available to the borrower until the loan is recast. If the loan recasts prior to year 10 because it has reached its maximum negative amortization cap, three payment options will be available until the loan reaches its 10th year. These three payment options include (i) interest only payment; (ii) full amortization payment; and (iii)
                        accelerated payment.  After year 10, borrower is obligated to make a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term of the mortgage loan.

The Mortgage Loans:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  The  mortgage  rates for the loans are fixed for the first five  years  after origination,  thereafter  each mortgage rate will adjust  monthly or annually  based on the  respective
                        Mortgage  Index plus the  related  margin  subject to  lifetime  caps if any.  All loans are subject to negative amortization.

Expense Fee Rate:       The "Expense Fee Rate" is comprised of primary  servicing fees and a master servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

Optional Clean Up Call: The  Distribution  Date on which  the  aggregate  principal  balance  of the  Mortgage  Loans  for such
                        Distribution Date becomes less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:          It is anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests  coupled with interests in a limited recourse national principal contract for U.S. Federal income tax purposes.

ERISA Eligibility:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions,  after termination of the Supplemental  Interest Trust which holds the swap  agreement.  Prior to that time,  plans may invest in the Offered  Certificates  if they meet the requirements of an investor-based  exemption.  Prospective  investors should review with their own legal  advisors as to whether the  purchase  and holding of the  Certificates  could give rise to a transaction  prohibited or not  otherwise  permissible  under ERISA,  Section 4975 of the Code or other similar laws.

SMMEA Eligibility:      It is  expected  that the Class A, Class  M-1,  Class M-2,  Class M-3 and Class M-4  Certificates  will constitute  "mortgage related  securities" for purposes of SMMEA and the Class M-5, Class M-6 and Class
                        M-7 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:   $100,000 for the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6 and Class
                        M-7 Certificates.

Delivery:               DTC

Structure of the Offered Certificates

Credit Enhancement:     The credit  enhancement  provided  for the  Certificates  in the form of net  monthly  excess  cashflow, subordination, overcollateralization, and any net swap payments received pursuant to swap agreement.

Negative Amortization   In the event that the minimum payment made by the borrower does not cover the full interest  required as per the mortgage rate, the excess  interest will be added to the outstanding  principal  balance of that mortgage loan in the form of negative amortization (referred to herein as the "Deferred  Interest'') and will reduce the amount of interest  collected on the related  mortgage loans. The amount of Net Deferred
                        Interest  (as  defined  herein),  if any,  for a given  month will  reduce the  amount  available  to be distributed as a distribution of interest to the certificates.

Definitions

Accrued Certificate     For any  Distribution  Date and each class of  Offered  Certificates,  equals  the  amount of  interest
Interest:               accrued  during the related  Interest  Accrual  Period on the  related  Certificate  Principal  Balance immediately  prior to such  Distribution  Date at the  related  pass-through  rate,  as  reduced by any prepayment interest shortfalls and any shortfalls  resulting from the application of the Servicemembers
                        Civil Relief Act (or any similar state statutes).

Principal Prepayment    The  principal  portion of all  partial and full  prepayments  received  during the related  prepayment period.

Net Monthly Excess      With respect to any  Distribution  Date,  an amount equal to the sum of (x) the excess of the available
Cashflow:               distribution  amount for that  Distribution Date over the sum of (a) the interest  distribution  amount for the  certificates  on that  Distribution  Date and (b) the  Principal  Remittance  Amount  for that
                        Distribution  Date, and (y) the  Overcollateralization  Reduction Amount, if any, for that Distribution
                        Date.

Required                For any  Distribution  Date (i) prior to the Stepdown  Date,  an amount equal to 0.50% of the aggregate
Overcollateralization   stated  principal  balance of the Mortgage Loans as of the Cut-off Date,  (ii) on or after the Stepdown
Amount:                 Date but prior to the  Distribution  Date in March 2013 provided a Trigger Event is not in effect,  the greater of (x) 1.25% of the then current aggregate  outstanding principal balance of the Mortgage Loans
                        after  giving  effect  to   distributions   to  be  made  on  that   Distribution   Date  and  (y)  the
                        Overcollateralization  Floor, (iii) on or after the Stepdown Date and on or after the Distribution Date in March 2013 provided a Trigger  Event is not in effect,  the greater of (x) 1.00% of the then current aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  Overcollateralization  Floor,  or (iv) on or after the
                        Stepdown  Date if a Trigger  Event is in  effect,  the  Required  Overcollateralization  Amount for the
                        immediately  preceding  Distribution  Date. The initial Required  Overcollateralization  Amount will be fully funded on the Closing Date.

Overcollateralization   An amount equal to 0.50% of the  aggregate  principal  balance of the Mortgage  Loans as of the Cut-Off
Floor:                  Date, or approximately $1,750,880.

Excess                  With respect to any Distribution Date, the excess, if any, of the Overcollateralization  Amount on that
Overcollateralization   Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
Amount:

Overcollateralization   With respect to any  Distribution  Date,  the excess,  if any, of (a) the  aggregate  stated  principal
Amount:                 balance of the Mortgage  Loans before  giving effect to  distributions  of principal to be made on that
                        Distribution  Date, over (b) the aggregate  certificate  principal  balance of the Class A Certificates and Class M  Certificates  before  taking into  account  distributions  of principal to be made on that
                        Distribution Date.

Overcollateralization   With respect to any  Distribution  Date,  an amount  equal to the lesser of (i) the Net Monthly  Excess
Increase Amount:        Cashflow for that  Distribution  Date (to the extent not used to cover losses) and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization  Amount  for  that  Distribution  Date  over  (y) the
                        Overcollateralization Amount for that Distribution Date.

Net Deferred Interest:  The excess if any of the Deferred  Interest on Mortgage Loans over principal  prepayments  and interest received on the mortgage  loans  accruing at rates in excess of (i) the weighted  average  pass-through rate on the Class A  Certificates  and Class M  Certificates,  (ii) the  Expense Fee Rate and (iii) net
                        swap payments and certain swap termination  payments (other than termination  payments resulting from a swap provider  trigger  event) owed to the swap provider  expressed as a per annum rate for the related distribution date.

Overcollateralization   With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be,
Reduction Amount:       after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution
                        Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:          The earlier to occur of (A) the Distribution  Date following the  Distribution  Date on which the Class A
                        Certificates  have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first  Distribution  Date on which the Senior  Enhancement  Percentage is equal to or greater than  approximately  (a) on any Distribution  Date prior to the Distribution  Date in March
                        2013, 14.625% and (b) on any Distribution Date on or after the Distribution Date in March 2013, 11.700%.

Senior Enhancement      On any Distribution  Date, the Senior Enhancement  Percentage will be equal to a fraction,  the numerator
Percentage:             of which is the sum of (x) the  aggregate  certificate  principal  balance  of the  Class M  Certificates immediately prior to that Distribution Date and (y) the  Overcollateralization  Amount  immediately prior to that Distribution  Date, and the denominator of which is the aggregate stated principal balance of the
                        Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

The Swap Agreement:     This transaction will contain a swap agreement with an initial swap notional amount beginning on the
                        April 2007 Distribution Date of approximately $335,702,488 The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first distribution date), the supplemental interest trust will be obligated to pay an amount equal to a per annum rate of 5.300% (on an actual/360 basis) on the swap notional amount to the swap provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 21 for swap agreement details.

                        Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and net swap payments from the Swap
                        Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

                        (i)      to the Swap Provider, any net swap payments and certain swap termination payments (other than termination payments resulting from a swap provider trigger event) owed for such Distribution
                                 Date;

                        (ii)     to the Class A Certificateholders and Class M Certificateholders, to pay Accrued Certificate
                                 Interest according to the "Interest Distributions" section, to the extent unpaid from other available funds;

                        (iii)    to the Class A Certificateholders and Class M Certificateholders, to pay principal according to the "Principal Payments, but only to the extent of realized losses and necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

                        (iv)     to the Class A Certificateholders and Class M Certificateholders, to pay Interest Carry Forward
                                 Amounts and Basis Risk Shortfalls according to the section "Net Monthly Excess Cashflow
                                 Distributions", to the extent unpaid from other available funds;

                        (v)      to the Swap Provider, any termination payments resulting from a swap provder trigger event owed  for such Distribution Date; and

                        (vi)     to the holders of the Class SB Certificates, any remaining amounts.

Trigger Event:          Trigger Event is in effect on any  Distribution  Date if (i) on that  Distribution  Date the Sixty-Plus
                        Delinquency  Percentage equals or exceeds 40% of the prior period's Senior Enhancement Percentage for the
                        Class A Certificates to be specified in the Prospectus or (ii) during  such period,  the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related  prepayment period divided by the aggregate  scheduled  principal  balance of the Mortgage Loans as of the Cut-off Date (the
                        "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-------------------------------------- --------------------------------------------------------------------------
          Distribution Date                              Cumulative Realized Loss Percentage:
-------------------------------------- --------------------------------------------------------------------------
     March 2009 - February 2010        0.150% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.171% in April 2009)
-------------------------------------- --------------------------------------------------------------------------
     March 2010 - February 2011        0.400% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.425% in April 2010)
-------------------------------------- --------------------------------------------------------------------------
     March 2011 - February 2012        0.700% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.725% in April 2011)
-------------------------------------- --------------------------------------------------------------------------
     March 2012 - February 2013        1.000% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 1.029% in April 2012)
-------------------------------------- --------------------------------------------------------------------------
     March 2013 - February 2014        1.350% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.363% in April 2013)
-------------------------------------- --------------------------------------------------------------------------
      March 2014 and thereafter                                         1.500%
-------------------------------------- --------------------------------------------------------------------------

Sixty-Plus Delinquency  With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each of
Percentage:             the three  Distribution  Dates  ending with such  Distribution  Date,  of the  fraction,  expressed  as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment  of  principal  and  interest  for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:      With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap:           With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                        WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:       With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to
                        (i) the product of (a) the  weighted average of the Net Mortgage Rates of the Mortgage Loans using the
                        Net Mortgage Rates in effect for the scheduled  payments due on such Mortgage Loans during the related due period,  and (b) a  fraction  expressed  as a  percentage,  the  numerator  of which is 30 and the denominator  of which is the actual  number of days in the  related  Interest  Accrual  Period,  minus
                        (ii) the product of (a) a fraction expressed as a percentage,  the numerator of which is the amount of any net swap payments or swap  termination  payment not due to a swap  provider  trigger event owed to the Swap Provider as of such  Distribution  Date and the denominator of which is the aggregate  Stated
                        Principal Balance of the Mortgage Loans as of such Distribution  Date, and (b) a fraction expressed as a percentage,  the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Available Funds Rate:   With  respect  to any  Distribution  Date,  a per annum rate  equal to the  product of (x)  the Interest
                        Remittance  Amount plus full and partial  prepayment  amounts  received on the loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated  principal  balance of the mortgage  loans as of the due date occurring in the month  preceding the month of such  Distribution
                        Date (after giving effect to principal  prepayments in the  prepayment  period related to that prior due date), adjusted to an actual/360 rate.

Available Distribution  For any  Distribution  Date, an amount (net of (i) amounts  reimbursable  to the master servicer and any
Amount:                 subservicer (ii) any net swap payment to the swap provider and (iii) any swap  termination  payment owed to the swap provider not due to a swap  provider  trigger  event) equal to (a) the  aggregate  amount of scheduled  payments on the mortgage  loans due during the related due period and received on or prior to the related  determination  date, after deduction of the master servicing fees and subservicing  fees in respect of the mortgage loans for that Distribution Date, (b) unscheduled payments,  including mortgagor prepayments on the mortgage loans,  insurance proceeds  liquidation  proceeds and subsequent  recoveries from the mortgage  loans,  and proceeds from  repurchases  of and  substitutions  for the mortgage loans occurring during the preceding  calendar month, and (c) all Advances made for that  Distribution Date in respect of the mortgage loans.

Interest Remittance     With respect to any distribution date, the interest received or advanced with respect to the Mortgage
                        Loans, net of the Expense Fee Rate and net of any net swap payments or swap termination payments not due to a swap provider trigger event owed to the swap provider as of such distribution date.

Basis Risk Shortfall:   With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on
                        which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related margin  over (ii) accrued certificate interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate; plus any unpaid Basis Risk
                        Shortfall from prior Distribution Dates, plus interest thereon at a rate equal to LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess Cashflow or the Supplemental
                        Interest Trust.

Prepayment Interest     With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest
Shortfalls:             resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.  Any Prepayment Interest Shortfalls not covered by Master Servicing Compensation or Net Monthly Excess Cash Flow and allocated to a class of Offered Certificates will accrue interest at the then applicable pass-through rate on that class of
                        Offered Certificates. Prepayment  Interest Shortfalls will be allocated on a pro rata basis among the certificates.

Relief Act Shortfalls:  With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net
                        Monthly Excess Cashflow Distributions."  Any Relief Act Shortfalls allocated to the Offered
                        Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid.
                        Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution   With respect to any  Distribution  Date and the Offered  Certificates,  the  aggregate  amount of Accrued
Amount:                 Certificate  Interest for that Distribution Date plus any Accrued  Certificate  Interest remaining unpaid from any prior Distribution Date,  together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates from the Available Distribution Amount.

Interest Carryforward   With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) the excess,
Amount:                 if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such
                        Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and
                        (b) interest on the amount calculated pursuant to clause (a) for any prior distribution date that remains  unreimbursed at a rate equal to the lesser of (i) LIBOR plus the related margin and (ii) the
                        Net Wac Cap Rate.

Interest Distributions: On each Distribution Date, accrued and unpaid interest (less prepayment  interest  shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls) will be paid to the holders of Class A Certificates  and Class M Certificates to the extent of the available  distribution  amount as described in the term sheet supplement  in the following order of priority:

                                            1.  To the Class A Certificates, pro rata;
                                            2.  To the Class M-1 Certificates;
                                            3.  To the Class M-2 Certificates;
                                            4.  To the Class M-3 Certificates;
                                            5.  To the Class M-4 Certificates;
                                            6.  To the Class M-5 Certificates;
                                            7.  To the Class M-6 Certificates; and
                                            8.  To the Class M-7 Certificates.

Principal Payments:     The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                        the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal
                        Balances have been reduced to zero.

                        The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments before the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                        On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class M-1
                        Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2
                        Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal Distribution
                        Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to the Class M-5
                        Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6 Certificates, the Class M-6
                        Principal Distribution Amount, and to the Class M-7 Certificates, the Class M-7 Principal Distribution
                        Amount in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution  With respect to any distribution date, the lesser of (a) the excess of (i) the available distribution
Amount:                 amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                                            1.  the  principal  portion of all  scheduled  monthly  payments on the  mortgage loans received or advanced with respect to the related due period;

                                            2.  the principal  portion of all proceeds of the  repurchase of Mortgage  Loans, or,  in  the  case  of  a  substitution,  amounts  representing  a  principal adjustment,  as required by the pooling and  servicing  agreement  during the preceding calendar month;

                                            3.  the principal  portion of all other unscheduled  collections  received on the mortgage  loans during the  preceding  calendar  month other than  Subsequent
                                                Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation
                                                Proceeds and, except to the extent applied to offset Deferred Interest,  full and partial Principal Prepayments made by the respective  mortgagors,  to the extent not  distributed  in the preceding  month or, in the case of Principal
                                                Prepayments in full, during the related Prepayment Period;

                                            4.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  distribution date, ,and (b) the principal  portion of any Realized Losses allocated to any class of Offered  Certificates  on a prior  distribution  date and  remaining unpaid, to the extent covered by Subsequent  Recoveries for that distribution date as described under "Net Monthly Excess Cash Flow Distributions";

                                            5.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  distribution date,  to  the  extent  not  used  pursuant  to  clause  (4)  above  on  such distribution  date  and (b) the  principal  portion  of any  Realized  Losses incurred,  or deemed  to have been  incurred,  on any  mortgage  loans in the calendar  month  preceding  that  distribution  date to the extent covered by
                                                Excess Cash Flow for that  distribution  date as described under "Net Monthly
                                                Excess Cash Flow Distributions";

                                            6.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  distribution date,  to the extent not used  pursuant  to clauses (4) and (5) above on such distribution date, and (b) the amount of any  Overcollateralization  Increase
                                                Amount for that distribution date; and

                                            7.  amounts available pursuant to clause (iii) under "The Swap Agreement",

                                                minus

                                            8.  the   amount  of  any   Overcollateralization   Reduction   Amount  for  that
                                                distribution date; and

                                            9.  any related  Capitalization  Reimbursement  Amount as further  defined in the
                                                Term Sheet Supplement for this transaction.

                        In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the Offered Certificates.

Principal Remittance    For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled
 Amount:                monthly payments on the Mortgage Loans received or advanced with respect to the related due period;
                        (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

Class A Principal       With respect to any Distribution Date:
Distribution Amount:
                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  85.375% for any Distribution Date prior to the Distribution Date in March 2013 and approximately  88.300%  for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated
                             principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                             Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

Class M-1 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of
                             (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over
                             (b) the lesser of (x) the product of (1) approximately 91.000% for any Distribution Date prior to the Distribution Date in March 2013 and approximately 92.800% for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the
                             Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y)
                             the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                             Distribution Amount, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
                             Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the
                             Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that
                             Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             approximately  92.250% for any Distribution Date prior to the Distribution Date in March 2013 and approximately  93.800% for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                             Amount, and Class M-2 Principal Distribution Amount, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                             Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1)
                             the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates
                             (after taking into account the payment of the Class A Principal Distribution Amount,  the Class
                             M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that
                             Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             approximately  93.500% for any Distribution Date prior to the Distribution Date in March 2013 and approximately  94.800% for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                             Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                             Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution
                             Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                             Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4
                             Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of
                             (1) approximately  94.750% for any Distribution Date prior to the Distribution Date in March 2013 and approximately  95.800% for any Distribution Date on or after the Distribution Date in March
                             2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class
                             M-4 Principal Distribution Amount, or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the
                             Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                             Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                             Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that
                             Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             approximately  96.000% for any Distribution Date prior to the Distribution Date in March 2013 and approximately 96.800% for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-6 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount , Class
                             M-4 Principal Distribution Amount, and Class M-5 Principal Distribution Amount , or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class
                             M-4 Principal Distribution Amount, Class M-5 Principal Distribution and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class
                             M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A
                             Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal
                             Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution
                             Amount, and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution
                             Date over (b) the lesser of (x) the product of (1) approximately  97.375% for any Distribution
                             Date prior to the Distribution Date in March 2013 and approximately  97.900% for any Distribution
                             Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                             Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal     With respect to any Distribution Date:
Distribution Amount:

                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount , Class
                             M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, and Class M-6
                             Principal Distribution Amount ,or
                        2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                             Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class
                             M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, and Class M-6
                             Principal Distribution Amount and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class
                             M-6 Certificates (after taking into account the payment of the Class A Principal Distribution
                             Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount,
                             Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class
                             M-5 Principal Distribution Amount, and the Class M-6 Principal Distribution Amount for that
                             Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             approximately  98.750% for any Distribution Date prior to the Distribution Date in March 2013 and approximately  99.000% for any Distribution Date on or after the Distribution Date in March 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess      On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates
Cashflow Distributions: in the following order of priority:

                        1.   To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A-2, Class A-3 and Class M
                             Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                        2.   As part of the Principal Distribution Amount, to pay to the holders of the offered certificates then entitled to receive distribution of principal (as described above) in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage
                             Loans for the preceding calendar month;
                        3.   To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                        4.   To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                             Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master
                             Servicing Compensation on that Distribution Date;
                        5.   To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid
                             Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                        6.   To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M
                             Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                        7.   To the holders of the Class A Certificates, pro rata, then to the holders of the Class M
                             Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                        8.   To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on Relief
                             Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                             Shortfalls occurring in the current interest accrual period;
                        9.   To pay the holders of the Class A-2 Certificates first, then to the holders of the Class A-3
                             Certificates, and then to the holders of the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                        10.  To the supplemental interest trust for the payment of any remaining Swap Termination Payments due to a swap provider trigger event; and

                        11.  To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:   Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                        Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero, fourth to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; fifth to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero; tenth, to the Class A-3 Certificates until the certificate principal balance thereof has been reduced to zero; and eleventh, to the Class
                        A-2 Certificates until the certificate principal balance therof has been reduced to zero. There will be no realized losses allocated to the Class A-1 Certificates until the final Distribution Date.

Appendix A

Swap Agreement.  On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount  beginning on the April 2007 Distribution Date of
$335,702,488. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first distribution date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.300% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.

                                                         Swap Schedule
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
    Period      Distribution Date   Swap Notional Amount ($)       Period     Distribution Date  Swap Notional Amount ($)
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      1             25-Mar-07                 N/A                    32           25-Oct-09                  109,871,452
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      2             25-Apr-07                   335,702,488          33           25-Nov-09                  105,844,298
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      3             25-May-07                   323,444,784          34           25-Dec-09                  101,963,345
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      4             25-Jun-07                   311,634,961          35           25-Jan-10                    98,221,369
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      5             25-Jul-07                   300,256,563          36           25-Feb-10                    94,614,991
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      6             25-Aug-07                   289,293,741          37           25-Mar-10                    91,139,523
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      7             25-Sep-07                   278,731,234          38           25-Apr-10                    87,790,183
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      8             25-Oct-07                   268,554,343          39           25-May-10                    84,562,368
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      9             25-Nov-07                   258,748,909          40           25-Jun-10                    81,451,641
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      10            25-Dec-07                   249,301,299          41           25-Jul-10                    78,453,730
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      11            25-Jan-08                   240,198,382          42           25-Aug-10                    75,564,520
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      12            25-Feb-08                   231,427,511          43           25-Sep-10                    72,780,044
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      13            25-Mar-08                   222,976,505          44           25-Oct-10                    70,096,484
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      14            25-Apr-08                   214,833,634          45           25-Nov-10                    67,510,160
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      15            25-May-08                   206,987,597          46           25-Dec-10                    65,017,528
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      16            25-Jun-08                   199,427,514          47           25-Jan-11                    62,615,172
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      17            25-Jul-08                   192,142,903          48           25-Feb-11                    60,299,541
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      18            25-Aug-08                   185,123,669          49           25-Mar-11                    58,067,747
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      19            25-Sep-08                   178,360,089          50           25-Apr-11                    55,916,606
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      20            25-Oct-08                   171,842,797          51           25-May-11                    53,843,316
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      21            25-Nov-08                   165,562,775          52           25-Jun-11                    51,845,042
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      22            25-Dec-08                   159,511,334          53           25-Jul-11                    49,918,979
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      23            25-Jan-09                   153,680,106          54           25-Aug-11                    48,062,575
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      24            25-Feb-09                   148,061,031          55           25-Sep-11                    46,273,296
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      25            25-Mar-09                   142,646,346          56           25-Oct-11                    44,548,405
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      26            25-Apr-09                   137,428,572          57           25-Nov-11                    42,885,616
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      27            25-May-09                   132,400,507          58           25-Dec-11                    41,228,341
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      28            25-Jun-09                   127,555,213          59           25-Jan-12                    39,632,854
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      29            25-Jul-09                   122,886,008          60           25-Feb-12                    38,054,750
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      30            25-Aug-09                   118,386,454          61           25-Mar-12                      N/A
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------
      31            25-Sep-09                   114,050,351
--------------- ------------------- ------------------------- -- ------------ ------------------ --------------------------

Goldman, Sachs & Co.                           RALI 2007 QH2 Cut-off - Feb 1, 2007                              Final Mortgage Pool

_______________________________________________________________________________

Stats
_______________________________________________________________________________
As of Date:  20070201
Count:  918
Current Balance:  $350,176,039.74
AverageCurBal:  $381,455.38
OrigWAC:  7.261
GWAC:  7.261
NetWAC:  6.836
GrossMargin:  2.250
NetMargin:  1.825
FICO:  715
Original LTV:  73.54
% Silent Seconds:  39.28
%CA:  55.47%
WALA:  1
OrigTerm:  360
WAM:  359
PerCap:  0.000
MaxRate:  9.950
Months to Roll:  59
Maximum 1 Zip Concentration:  0.675%
_______________________________________________________________________________

Prepayment Penalty                 Count             Balance      Percent        GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
                         0           146       60,202,436.69        17.19       7.132        2.25         1.825            0         731       72.33            0           0           0
                         6             1          462,357.08         0.13       7.625        2.25         1.825            2         717          80            0           0           0
                        12           215       92,561,241.20        26.43         7.2        2.25         1.825            1         718       72.35          100           0           0
                        24            52       19,099,186.07         5.45       7.158        2.25         1.825            1         718       74.21            0         100           0
                        36           504      177,850,818.70        50.79       7.346        2.25         1.825            0         708       74.48            0           0         100
Total:                               918      350,176,039.74          100       7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79

Original Rate                      Count             Balance      Percent        GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
5.501 - 5.750                          1          748,500.00         0.21        5.75        2.25         1.825            0         749          75            0           0         100
5.751 - 6.000                          3        1,031,058.43         0.29       5.905        2.25         1.825            0         712       59.77            0           0       68.96
6.001 - 6.250                          8        4,079,254.96         1.16       6.221        2.25         1.825            0         764       67.21        23.86       17.63       54.27
6.251 - 6.500                         39       14,965,823.54         4.27       6.474        2.25         1.825            0         732       70.86        29.35       10.16       30.44
6.501 - 6.750                         54       25,311,214.89         7.23       6.698        2.25         1.825            1         730       70.88        27.04        6.89       44.81
6.751 - 7.000                        129       57,540,765.34        16.43        6.92        2.25         1.825            1         720       69.13        40.68         9.5       34.35
7.001 - 7.250                        202       72,459,166.95        20.69         7.2        2.25         1.825            0         719        72.3        25.94        3.38       44.07
7.251 - 7.500                        242       91,685,301.11        26.18       7.436        2.25         1.825            0         715       75.31        23.58        3.14       51.01
7.501 - 7.750                        157       54,839,610.30        15.66       7.671        2.25         1.825            1         701        77.3        19.46        4.46       73.03
7.751 - 8.000                         83       27,515,344.22         7.86       7.923        2.25         1.825            1         691       77.99         21.3        6.84       71.86
Total:                               918      350,176,039.74          100       7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79
min: 5.750
max: 8.000
wa: 7.261

Current Rate                       Count             Balance      Percent        GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
5.501 - 5.750                          1          748,500.00         0.21        5.75        2.25         1.825            0         749          75            0           0         100
5.751 - 6.000                          3        1,031,058.43         0.29       5.905        2.25         1.825            0         712       59.77            0           0       68.96
6.001 - 6.250                          8        4,079,254.96         1.16       6.221        2.25         1.825            0         764       67.21        23.86       17.63       54.27
6.251 - 6.500                         39       14,965,823.54         4.27       6.474        2.25         1.825            0         732       70.86        29.35       10.16       30.44
6.501 - 6.750                         54       25,311,214.89         7.23       6.698        2.25         1.825            1         730       70.88        27.04        6.89       44.81
6.751 - 7.000                        129       57,540,765.34        16.43        6.92        2.25         1.825            1         720       69.13        40.68         9.5       34.35
7.001 - 7.250                        202       72,459,166.95        20.69         7.2        2.25         1.825            0         719        72.3        25.94        3.38       44.07
7.251 - 7.500                        242       91,685,301.11        26.18       7.436        2.25         1.825            0         715       75.31        23.58        3.14       51.01
7.501 - 7.750                        157       54,839,610.30        15.66       7.671        2.25         1.825            1         701        77.3        19.46        4.46       73.03
7.751 - 8.000                         83       27,515,344.22         7.86       7.923        2.25         1.825            1         691       77.99         21.3        6.84       71.86
Total:                               918      350,176,039.74          100       7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79
min: 5.750
max: 8.000
wa: 7.261

Principal Balance                        Count                Balance     Percent        GWAC    Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
50,001 - 100,000                             9             784,565.94        0.22        7.46      2.25          1.825           1          723       63.28       12.07            0       87.93
100,001 - 150,000                           56           7,380,624.99        2.11       7.246      2.25          1.825           1          728       66.65        15.9          1.9       63.69
150,001 - 200,000                           89          15,708,622.86        4.49       7.363      2.25          1.825           1          715       72.81       16.41         5.86       61.54
200,001 - 250,000                          108          24,342,597.08        6.95       7.398      2.25          1.825           1          709       74.32       23.16         3.78       58.34
250,001 - 275,000                           62          16,343,613.11        4.67        7.34      2.25          1.825           0          717       73.43       23.93         16.3       50.17
275,001 - 350,000                          170          53,015,040.01       15.14       7.283      2.25          1.825           1          717       75.66       20.37         7.68       57.63
350,001 - 400,000                           86          32,208,759.72         9.2       7.258      2.25          1.825           1          718       73.91       21.13         5.69       56.95
400,001 - 450,000                           68          28,773,615.93        8.22       7.289      2.25          1.825           1          714       75.87       24.85         5.89       51.63
450,001 - 500,000                           87          41,332,827.31        11.8       7.275      2.25          1.825           1          714       75.49        25.3         1.15       55.24
500,001 - 550,000                           37          19,298,038.95        5.51       7.324      2.25          1.825           1          714       74.83       29.67         5.55       42.82
550,001 - 600,000                           37          21,151,741.47        6.04       7.348      2.25          1.825           0          709       75.56       21.84         5.55       61.77
600,001 - 750,000                           60          39,734,113.23       11.35       7.187      2.25          1.825           0          714       73.01       32.11         5.14       47.68
750,001 - 850,000                           11           8,662,285.11        2.47       7.326      2.25          1.825           1          719       72.41       62.73         9.81           9
850,001 - 950,000                           13          11,780,420.19        3.36       7.191      2.25          1.825           0          710       68.54       30.06            0       38.41
950,001 - 1,000,000                          8           7,918,641.19        2.26       7.125      2.25          1.825           0          720       65.56       37.25            0       37.57
1,000,001 - 1,250,000                       11          12,047,110.05        3.44       6.931      2.25          1.825           1          705       68.93       54.45        10.38       17.66
1,250,001 - 1,500,000                        4           5,611,534.71         1.6       6.976      2.25          1.825           0          742       67.01           0            0       25.04
1,500,001 - 1,750,000                        1           1,717,691.91        0.49       6.625      2.25          1.825           1          727          70           0            0         100
2,250,001 >=                                 1           2,364,195.98        0.68       6.875      2.25          1.825           1          754          59         100            0           0
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
min: 76,187
max: 2,364,196
avg: 381,455

Original Term                            Count                Balance     Percent        GWAC    Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
                              360          918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
min: 360
max: 360
wa: 360

Balloon                                  Count                Balance     Percent        GWAC    Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
N                                          918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79

Original Amortization Term               Count                Balance     Percent       GWAC      Margin    Net Margin         Age         FICO         LTV         %1H         %2H          %3H
                              360          918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
min: 360
max: 360
wa: 360

RemTerm                                  Count                Balance     Percent        GWAC    Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
                              356            1             295,794.77        0.08       6.875      2.25          1.825           4          635          67         100            0           0
                              357            9           3,288,064.63        0.94       7.116      2.25          1.825           3          688       76.64       27.24            0       72.76
                              358           58          20,324,114.92         5.8       7.513      2.25          1.825           2          720       74.53       24.42        10.23        52.9
                              359          352         134,790,119.42       38.49       7.225      2.25          1.825           1          719       72.84       36.87         5.85       40.01
                              360          498         191,477,946.00       54.68       7.262      2.25          1.825           0          712       73.88       19.17         4.77       57.86
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
min: 356
max: 360
wa: 359

Age                                      Count                Balance     Percent        GWAC    Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
                                0          498         191,477,946.00       54.68       7.262      2.25          1.825           0          712       73.88       19.17         4.77       57.86
                                1          352         134,790,119.42       38.49       7.225      2.25          1.825           1          719       72.84       36.87         5.85       40.01
                                2           58          20,324,114.92         5.8       7.513      2.25          1.825           2          720       74.53       24.42        10.23        52.9
                                3            9           3,288,064.63        0.94       7.116      2.25          1.825           3          688       76.64       27.24            0       72.76
                                4            1             295,794.77        0.08       6.875      2.25          1.825           4          635          67         100            0           0
Total:                                     918         350,176,039.74         100       7.261      2.25          1.825           1          715       73.54       26.43         5.45       50.79
min: 0
max: 4
wa: 1

States                       Count               Balance     Percent         GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
AL                               5          3,173,191.61        0.91        7.143        2.25         1.825            0         691       67.23            0           0         100
AZ                              84         29,794,333.70        8.51        7.219        2.25         1.825            0         723       73.34        24.95        6.46       34.94
CA                             462        194,237,786.86       55.47        7.234        2.25         1.825            1         714       73.07        28.57        5.54       50.79
CO                               9          5,221,464.35        1.49         7.11        2.25         1.825            1         739        63.5        49.37           0       29.24
CT                               6          2,298,715.78        0.66        7.408        2.25         1.825            1         704       79.77            0           0         100
DC                               2            710,075.00         0.2        6.642        2.25         1.825            1         709        73.5            0           0           0
DE                               3            750,578.60        0.21         6.98        2.25         1.825            0         720       73.93        39.42           0       60.58
FL                             152         46,224,000.27        13.2        7.388        2.25         1.825            0         706       74.47        22.85        7.66        57.5
GA                               6          1,405,219.61         0.4        7.254        2.25         1.825            1         734       77.29            0           0       24.33
HI                               9          5,451,697.28        1.56        7.072        2.25         1.825            1         723       68.83        35.16           0       64.84
ID                               4          1,037,848.00         0.3         7.02        2.25         1.825            1         739       81.96        27.04           0       19.04
IL                               9          2,324,458.85        0.66         7.29        2.25         1.825            1         696       79.52        49.06           0       13.34
IN                               3            867,500.00        0.25        7.477        2.25         1.825            0         684       79.32        38.55           0       61.45
MD                               6          2,309,200.29        0.66        7.529        2.25         1.825            1         703       79.77        27.27       14.75       33.95
MI                               4          1,035,323.75         0.3        7.771        2.25         1.825            1         715       70.92            0           0       89.55
MN                               4            973,224.88        0.28        7.602        2.25         1.825            1         712       78.81            0           0       62.14
MO                               8          1,864,795.30        0.53        7.453        2.25         1.825            0         694       80.61        10.94        9.25       58.91
NH                               1            249,578.47        0.07        7.875        2.25         1.825            2         697          73            0           0         100
NJ                               5          1,994,857.70        0.57        7.251        2.25         1.825            1         701       65.76            0           0       22.19
NV                              24          8,038,477.23         2.3        7.341        2.25         1.825            1         734       75.35        40.43        3.38       45.55
NY                              10          3,229,687.89        0.92        7.619        2.25         1.825            1         723       72.07        21.58        9.78       57.03
OK                               1            297,643.43        0.08         7.75        2.25         1.825            2         699          80            0           0         100
OR                              13          4,561,561.93         1.3        7.065        2.25         1.825            0         712       75.92        15.22           0       62.98
PA                               5          2,397,700.00        0.68        7.284        2.25         1.825            0         715        78.2            0       21.02       78.98
RI                               1            381,500.00        0.11         7.25        2.25         1.825            0         704          70            0           0           0
SC                               4          2,625,627.00        0.75         6.93        2.25         1.825            0         755          72            0           0       28.51
TN                               3          1,097,607.30        0.31        7.787        2.25         1.825            1         664       77.51            0           0         100
TX                               5          2,192,679.10        0.63        7.029        2.25         1.825            1         749       76.82        10.61           0       16.95
UT                               3          1,070,605.72        0.31         7.56        2.25         1.825            0         759          80            0           0         100
VA                              18          7,294,816.31        2.08        7.408        2.25         1.825            1         730       75.55        15.49        9.86        62.5
WA                              46         14,295,457.26        4.08        7.198        2.25         1.825            1         714       75.22        39.86        3.83       48.27
WI                               1            401,190.19        0.11            8        2.25         1.825            1         678          80            0           0         100
WV                               1            152,800.00        0.04         7.25        2.25         1.825            0         686          80            0           0           0
WY                               1            214,836.08        0.06          7.5        2.25         1.825            1         673          80            0           0           0
Total:                         918        350,176,039.74         100        7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79

Original LTV                 Count               Balance     Percent         GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
0.01 - 50.00                    47         14,503,076.50        4.14        7.035        2.25         1.825            1         722       43.06        35.39       14.35       34.78
50.01 - 60.00                   51         23,159,698.91        6.61        7.002        2.25         1.825            1         717       57.28        30.26        3.89       46.03
60.01 - 70.00                  186         74,591,145.05        21.3        7.116        2.25         1.825            1         710       67.72        28.14        2.84       46.12
70.01 - 75.00                  150         63,743,147.71        18.2        7.239        2.25         1.825            0         713       74.24        31.08        1.46       49.72
75.01 - 80.00                  436        160,508,319.91       45.84         7.38        2.25         1.825            1         718       79.64        23.08        7.54       54.87
80.01 - 85.00                    8          2,222,198.49        0.63        7.513        2.25         1.825            1         726       84.32        18.39           0       81.61
85.01 - 90.00                   27          7,379,406.66        2.11        7.427        2.25         1.825            0         705       89.59        17.63        4.23       55.68
90.01 - 95.00                   13          4,069,046.51        1.16        7.399        2.25         1.825            0         720          95        21.37       15.99       50.59
Total:                         918        350,176,039.74         100        7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79
min: 26.00
max: 95.00
wa: 73.54

Combined LTV                 Count               Balance     Percent         GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
0.01 - 50.00                    45         13,073,076.50        3.73        7.037        2.25         1.825            1         726        42.3        39.26        6.35        37.2
50.01 - 60.00                   46         18,224,408.20         5.2        7.022        2.25         1.825            1         718       57.04        23.93        4.95       47.66
60.01 - 70.00                  156         62,993,201.62       17.99        7.066        2.25         1.825            1         711       66.45        31.27        5.07       43.52
70.01 - 75.00                  108         40,325,557.36       11.52        7.276        2.25         1.825            1         706       73.28        21.79        2.31        60.9
75.01 - 80.00                  238         90,831,834.61       25.94        7.345        2.25         1.825            1         716       78.33        24.85        9.06        50.9
80.01 - 85.00                   37         14,917,027.90        4.26        7.506        2.25         1.825            0         699       79.07        12.16        1.91       61.57
85.01 - 90.00                  209         84,844,789.95       24.23        7.312        2.25         1.825            0         719       78.84        25.92        4.59       51.94
90.01 - 95.00                   78         24,547,930.60        7.01        7.399        2.25         1.825            0         726       81.66        31.75        3.37       52.28
95.01 - 100.00                   1            418,213.00        0.12        7.125        2.25         1.825            0         734          73          100           0           0
Total:                         918        350,176,039.74         100        7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79
min: 26.00
max: 96.00
wa: 77.96

Silent Seconds               Count               Balance     Percent         GWAC      Margin    Net Margin          Age        FICO         LTV          %1H         %2H         %3H
N                              595        212,614,322.19       60.72        7.238        2.25         1.825            1         714       72.35        26.15        6.49        50.6
Y                              323        137,561,717.55       39.28        7.296        2.25         1.825            0         718       75.38        26.88        3.85       51.07
Total:                         918        350,176,039.74         100        7.261        2.25         1.825            1         715       73.54        26.43        5.45       50.79

FICO                                             Count                   Balance      Percent           GWAC             Margin       Net Margin          Age           FICO           LTV             %1H            %2H             %3H
620 - 659                                           67             23,034,222.84        6.58            7.417             2.250          1.825              1            643           70.17          17.29           4.18          76.24
660 - 699                                          275            108,419,207.20        30.96           7.357             2.250          1.825              1            681           74.27          25.34           5.79          57.97
700 - 749                                          360            139,525,233.64        39.84           7.231             2.250          1.825              1            722           73.89          28.79           5.34          47.15
750 - 799                                          201             74,943,152.56        21.40           7.144             2.250          1.825              1            770           73.06          25.16           5.87          40.38
800 - 819                                           14              3,953,644.86        1.13            7.023             2.250          1.825              1            805           70.24          44.78           0.00          35.37
820 >=                                               1                300,578.64        0.09            6.750             2.250          1.825              1            821           69.00          100.00          0.00           0.00
Total:                                             918            350,176,039.74       100.00           7.261             2.250          1.825              1            715           73.54          26.43           5.45          50.79
nzmin: 620
max: 821
nzwa: 715

Property Type                                    Count                   Balance      Percent           GWAC             Margin       Net Margin          Age           FICO           LTV             %1H            %2H             %3H
2-4 FAMILY                                          37             16,459,994.26        4.70            7.336             2.250          1.825              1            723           70.07          29.27          10.70          52.40
ATTACHED PUD                                        20              5,253,037.24        1.50            7.596             2.250          1.825              1            711           77.70          28.84           7.06          56.74
CONDO                                               56             16,108,527.93        4.60            7.245             2.250          1.825              1            729           74.69          12.03           8.64          55.76
CONDO HI-RISE                                       10              4,393,772.85        1.25            7.537             2.250          1.825              1            733           76.86          41.64           0.00          35.56
CONDOTEL                                             1                400,898.52        0.11            7.125             2.250          1.825              1            766           75.00           0.00           0.00           0.00
CONDO-MID RISE                                       2                713,837.99        0.20            7.750             2.250          1.825              1            697           75.00           0.00           0.00         100.00
DETACHED PUD                                       189             80,571,768.47       23.01            7.215             2.250          1.825              0            718           73.84          31.06           2.39          42.29
SINGLE FAMILY                                      599            225,491,295.46       64.39            7.259             2.250          1.825              1            712           73.44          25.47           5.93          53.53
TOWNHOUSE                                            4                782,907.02        0.22            7.190             2.250          1.825              1            712           71.58           0.00          34.41          26.31
Total:                                             918            350,176,039.74       100.00           7.261             2.250          1.825              1            715           73.54          26.43           5.45          50.79

Occupancy Code                           Count                    Balance      Percent        GWAC      Margin         Net Margin         Age         FICO         LTV         %1H          %2H         %3H
INVESTOR                                   100              26,850,933.28         7.67       7.439        2.25              1.825           1          724       69.44       34.26         1.45       49.56
OWNER OCCUPIED                             785             309,506,656.39        88.39       7.257        2.25              1.825           1          714       73.95       25.55         5.62       51.48
SECOND HOME                                 33              13,818,450.07         3.95       7.011        2.25              1.825           1          727       72.27        30.9         9.55       37.72
Total:                                     918             350,176,039.74          100       7.261        2.25              1.825           1          715       73.54       26.43         5.45       50.79

Purpose                                     Count                    Balance      Percent        GWAC      Margin   Net Margin         Age        FICO          LTV         %1H         %2H          %3H
CASHOUT REFI                                  501             183,070,482.27        52.28       7.242       2.250        1.825           1         713         70.6       27.03        6.71        51.51
PURCHASE                                      149              58,649,068.96        16.75       7.251       2.250        1.825           1         726        78.91       25.40        5.81        45.94
RATE/TERM REFI                                268             108,456,488.51        30.97       7.298       2.250        1.825           0         713         75.6       25.99        3.14         52.2
Total:                                        918             350,176,039.74          100       7.261       2.250        1.825           1         715        73.54       26.43        5.45        50.79

Documentation Type                   Count                 Balance        Percent         GWAC      Margin     Net Margin         Age         FICO         LTV         %1H          %2H         %3H
FULL/ALT DOC                           125           43,534,360.78          12.43        7.066        2.25          1.825           0          729       72.35       23.42         7.42       45.52
REDUCED DOC                            793          306,641,678.96          87.57        7.289        2.25          1.825           1          713       73.71       26.86         5.18       51.54
Total:                                 918          350,176,039.74            100        7.261        2.25          1.825           1          715       73.54       26.43         5.45       50.79

Index                         Count                 Balance     Percent        GWAC       Margin  Net Margin         Age         FICO         LTV         %1H          %2H         %3H
1 MO LIBOR                       51           19,130,868.27        5.46       7.153         2.25       1.825           1          717       73.78       23.00         5.16       35.90
1 YR LIBOR                       11            2,991,150.00        0.85        7.27         2.25       1.825           0          711       76.93       13.37         0.00       66.20
MTA                             856          328,054,021.47       93.68       7.267         2.25       1.825           1          715        73.5       26.75         5.52       51.52
Total:                          918          350,176,039.74         100       7.261         2.25       1.825           1          715       73.54       26.43         5.45       50.79

Gross Margins                                    Count           Balance              Percent           GWAC             Margin       Net Margin          Age           FICO           LTV             %1H            %2H             %3H
2.001 - 2.500                                      918        350,176,039.74           100.00           7.261             2.250          1.825              1            715           73.54          26.43           5.45          50.79
Total:                                             918        350,176,039.74           100.00           7.261             2.250          1.825              1            715           73.54          26.43           5.45          50.79
min: 2.250
max: 2.250
wa: 2.250

Max Rate                   Count                   Balance      Percent        GWAC      Margin      Net Margin         Age        FICO         LTV          %1H         %2H         %3H
               9.825           1                296,579.19         0.08       7.375        2.25           1.825           1         692          80         0.00        0.00      100.00
               9.950         917            349,879,460.55        99.92       7.261        2.25           1.825           1         715       73.54        26.46        5.46       50.75
Total:                       918            350,176,039.74          100       7.261        2.25           1.825           1         715       73.54        26.43        5.45       50.79
min: 9.825
max: 9.950
wa: 9.950

Months to Roll                                   Count                   Balance      Percent           GWAC             Margin       Net Margin          Age           FICO           LTV             %1H            %2H             %3H
56                                                   1                295,794.77        0.08            6.875             2.250          1.825              4            635           67.00          100.00          0.00           0.00
57                                                   9              3,288,064.63        0.94            7.116             2.250          1.825              3            688           76.64          27.24           0.00          72.76
58                                                  58             20,324,114.92        5.80            7.513             2.250          1.825              2            720           74.53          24.42           10.23         52.90
59                                                 352            134,790,119.42        38.49           7.225             2.250          1.825              1            719           72.84          36.87           5.85          40.01
60                                                 498            191,477,946.00        54.68           7.262             2.250          1.825              0            712           73.88          19.17           4.77          57.86
Total:                                             918            350,176,039.74       100.00           7.261             2.250          1.825              1            715           73.54          26.43           5.45          50.79
min: 56
max: 60
wa: 59

NegAm Limit             Count                             Balance     Percent        GWAC       Margin     Net Margin         Age        FICO          LTV         %1H         %2H          %3H
             110%          10                        3,229,687.89        0.92       7.619         2.25          1.825           1         723        72.07       21.58        9.78        57.03
             115%         908                      346,946,351.85       99.08       7.257         2.25          1.825           1         715        73.56       26.48        5.41        50.73
Total:                    918                      350,176,039.74         100       7.261         2.25          1.825           1         715        73.54       26.43        5.45        50.79